Exhibit 99.1

Investor Contact: Larry P. Kromidas	Investor Contact: Gary Pittman
(618) 258-3206	(713) 570-3222

FOR IMMEDIATE RELEASE

OLIN AND PIONEER ANNOUNCE EXPIRATION OF HSR WAITING PERIOD

CLAYTON, MO / HOUSTON, TX, July 16, 2007 – Olin Corporation (NYSE: OLN) and Pioneer Companies, Inc. (Nasdaq: PONR) announced today that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 for Olin's acquisition of Pioneer has expired.  The result of this expiration is that a condition required to complete the merger contemplated by the Agreement and Plan of Merger executed by Olin, Princeton Merger Corp., a wholly owned subsidiary of Olin, and Pioneer on May 20, 2007 has been satisfied.

Completion of the merger still remains subject to certain conditions, including, among others, approval of the merger by the shareholders of Pioneer.

COMPANY DESCRIPTIONS

Olin Corporation is a manufacturer concentrated in three business segments: Chlor Alkali Products, Metals, and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, potassium hydroxide and bleach products.  Metals products include copper and copper alloy sheet, strip, foil, rod, welded tube, fabricated parts, and stainless steel strip and aluminum strip.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

Pioneer Companies, Inc., based in Houston, manufactures chlorine, caustic soda, bleach, hydrochloric acid and related products used in a variety of applications, including water treatment, plastics, pulp and paper, detergents, agricultural chemicals, pharmaceuticals and medical disinfectants. Pioneer owns and operates four chlor-alkali plants and several downstream manufacturing facilities in North America.

FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements. These statements relate to analyses and other information that are based on management's beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. The statements contained in this communication that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words "anticipate," "intend," "may," "expect," "believe," "should," "plan," "project," "estimate," and variations of such words and similar expressions in this communication to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

The risks, uncertainties and assumptions involved in our forward-looking statements, many of which are discussed in more detail in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2006, include, but are not limited to, the following:

●	the ability to obtain Pioneer shareholder approval;

●	the risk that the businesses will not be integrated successfully, or will take longer than anticipated;

●	the risk that the expected cost savings will not be achieved or unexpected costs will be incurred;

●	the risk that customer retention goals will not be met and that disruptions from the transaction will harm relationships with customers, employees and suppliers;

●
sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by us, such as automotive, electronics, coinage, telecommunications, ammunition, housing, vinyls and pulp and paper and the migration by United States customers to low-cost foreign locations;

●
the cyclical nature of our operating results, particularly declines in average selling prices in the chlor alkali industry and the supply/demand balance for our products, including the impact of excess industry capacity or an imbalance in demand for our chlor alkali products;

●	economic and industry downturns that result in diminished product demand and excess manufacturing capacity in any of our segments and that, in many cases, result in lower selling prices and profits;

●	the effects of any declines in global equity markets on asset values and any declines in interest rates used to value the liabilities in our pension plan;

●	costs and other expenditures in excess of those projected for environmental investigation and remediation or other legal proceedings;

●	higher-than-expected raw material and energy or transportation and/or logistics costs;

●	unexpected litigation outcomes;

●	the occurrence of unexpected manufacturing interruptions and outages, including those occurring as a result of labor disruptions and production hazards;

●	new regulations or public policy changes regarding the transportation of hazardous chemicals and the security of chemical manufacturing facilities; and

●	an increase in our indebtedness or higher-than-expected interest rates, affecting our ability to generate sufficient cash flow for debt service.

All of our forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.

IMPORTANT LEGAL INFORMATION

Pioneer has filed with the SEC a preliminary proxy statement and other related documents regarding the proposed transaction described in this communication.  WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THE OTHER RELATED DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PIONEER, THE PROPOSED TRANSACTION AND RELATED MATTERS.  A definitive proxy statement will be sent to security holders of Pioneer seeking their approval of the proposed transaction.  This communication is not a solicitation of a proxy from any security holder of Pioneer.  Investors may obtain the proxy statement and the other related documents and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov.  In addition, a copy of the proxy statement may be obtained free of charge by directing a request to Pioneer Corporate Office, 700 Louisiana Street, Suite 4300, Houston Texas, 77002, (713) 570-3200 (phone), (713) 225-6475 (fax), Attention: Gary Pittman.

Pioneer, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Such persons may have interests in the proposed transaction, including as a result of holding options or shares of Pioneer stock.  Olin Corporation may also be deemed a participant in such solicitation by virtue of its execution of the merger agreement.  Information regarding Pioneer's directors and executive officers is available in the proxy statement filed with the SEC by Pioneer on April 19, 2007.  Information regarding Olin’s directors and executive officers is available in the proxy statement filed with the SEC by Olin on March 2, 2007.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the preliminary proxy statement and other relevant materials filed with the SEC by Pioneer.

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